EXHIBIT 10.75

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 29, 2005, by and between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”).

This Agreement is made pursuant to (i) the Securities Purchase Agreement, dated as of the date hereof, by and between the Purchaser and the Company (as amended, modified and/or supplemented from time to time, the “Securities Purchase Agreement”), and pursuant to the Note and the Warrants referred to therein and (ii) the Security Agreement, dated as of the date hereof, by and among the Purchaser, the Company and various subsidiaries of the Company (as amended, modified or supplemented from time to time, the “Security Agreement”), and pursuant to the Notes and the Warrants referred to therein.

The Company and the Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement or the Security Agreement, as applicable, shall have the meanings given such terms in the Securities Purchase Agreement or the Security Agreement, as applicable. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Effectiveness Date” means, (i) with respect to the initial Registration Statement required to be filed in connection with the Note (as defined in the Securities Purchase Agreement) issued on the initial funding date under the Securities Purchase Agreement and the Minimum Borrowing Note (as defined in the Security Agreement) issued on the initial funding date under the Security Agreement and the Warrants issued on such initial funding date, a date no later than the earlier to occur of (x) two hundred seventy (270) days following the date hereof and (y) one hundred twenty (180) days following the date of the Initial Public Offering and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Filing Date” means, with respect to (1) the initial Registration Statement which is required to be filed in connection with the shares of Common Stock issuable upon (A) conversion of the Note issued on the initial funding date, (B) the Minimum Borrowing Note issued on the initial funding date and (C) exercise of a Warrant issued on the intial funding date, a date no later than the earlier to occur of (x) two hundred ten (210) days after the date hereof and (y) ninety (90) days following the date of the Initial Public Offering, (2) the Registration Statement required to be filed in connection with each additional Minimum Borrowing Note funded after the initial funding date, the date which is thirty (30) days after such funding of such additional Minimum Borrowing Note, but in no event earlier than ninety (90) days following the date of the initial public offering of Common Stock, (3) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of a Warrant issued after the intial funding date, the date which is thirty (30) days after the issuance of such Warrant, but in no event earlier than ninety (90) days following the date of the initial public offering of Common Stock, and (4) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or the Exercise Price, as the case may be, made pursuant to Section 3.5 of the Note, Section 2.5 of the Revolving Note, Section 3.5 of the Minimum Borrowing Notes, Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price, as the case may be, but in no event earlier than ninety (90) days following the date of the initial public offering of Common Stock.

“Holder” or “Holders” means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other then those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issued upon the conversion of the Note (as defined in each of the Securities Purchase Agreement), the Minimum Borrowing Note (as defined in the Security Agreement) and issuable upon exercise of the Warrants.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Security Agreement” has the meaning given to such term in the Preamble hereto.

“Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ SmallCap Market, the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange

“Warrants” means the Common Stock purchase warrants issued in connection with the Securities Purchase Agreement and/or the Security Agreement, whether on the date thereof or thereafter.

2. Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall (i) with respect to the Registration Statement required to be filed in connection with the Note issued on the initial funding date under the Securities Purchase Agreement, the Minimum Borrowing Note issued on the initial funding date under the Security Agreement and the Warrants issued on such initial funding date, use its best efforts to cause such Registration Statement to become effective as provided herein; provided that, such Registration Statement shall be required to remain effective as provided herein notwithstanding the use of best efforts by the Company and (ii) in respect of each other Registration Statement, cause each such Registration Statement to become effective and remain effective as provided herein notwithstanding the use of best efforts by the Company. The Company shall use its reasonable commercial efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (each, an “Effectiveness Period”).

If: (i) any Registration Statement is not filed on or prior to the applicable Filing Date for such Registration Statement; (ii) a Registration Statement filed hereunder is not declared effective by the Commission by the applicable Effectiveness Date; (iii) after a Registration Statement is filed with and declared effective by the Commission, a Discontinuation Event (as hereafter defined) shall occur and be continuing, or such Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period applicable to such Registration Statement (without being succeeded immediately by an additional Registration Statement filed and declared effective), for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date such Registration Statement is declared effective); or (iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 day or 20 consecutive day period (as the case may be) is exceeded, or for purposes of clause (iv) the date on which such three (3) Trading Day period is exceeded, being referred to as “Event Date”), then as partial relief for the damages to the Purchaser by reason of the occurrence of any such Event (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Purchaser for each day that an Event has occurred and is continuing, an amount in cash equal to one-thirtieth (1/30th) of the product of: (A) the sum of (I) the original principal amount of the Note (as defined in the Securities Purchase Agreement) plus (II) the then outstanding principal amount of the Minimum Borrowing Note (as defined in the Security Agreement) multiplied by (B) 0.02. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company. In the event the Company fails to make any payments pursuant to this Section 2(b) in a timely manner, such payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(b) Within three business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Purchaser within the time frame set forth above.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause such Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchaser copies of all filings and Commission letters of comment relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c) furnish to the Purchaser such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d) use its commercially reasonable efforts to register or qualify the Purchaser’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Purchaser may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) immediately notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.” The Company shall only be responsible for all Registration Expenses.

5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6. Representations and Warranties.

(a) Upon consummation of the Initial Public Offering, the Common Stock shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters which the Company has disclosed to the Purchaser on Schedule 12(u) to the Security Agreement, the Company shall timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser with copies of: (i) its annual audited financial statements for its fiscal year ended September 30, 2004; and (ii) its quarterly unaudited financial statements for its fiscal quarter ended December 31, 2004 (collectively, the “Financial Statements”). Each Financial Statement was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the Financial Statements (and the notes thereto), as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such Financial Statement.

(b) The Company has prepared in all material respects the listing application in respect of its Common Stock to be, upon consummation of the Initial Public Offering, listed on the NASDAQ National Market and the Company reasonably believes that it and such listing application shall satisfy all requirements for such listing on the NASDAQ National Market, and once listed on the NASDAQ National Market, the Company shall do all things necessary for the continuation of such listing. The Company has not received any notice that its Common Stock will not be listed on the NASDAQ National Market upon consummation of the Initial Public Offering or that its Common Stock shall not meet all requirements for such listing.

(c) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security (other than an offering to the Holder under the Securities Purchase Agreement) under circumstances that would cause the offering of the Securities pursuant to the Security Agreement to be integrated with prior offerings by the Company for purposes of the

Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Common Stock to be integrated with other offerings (other than such concurrent offering to the Purchaser).

(d) The Warrants, the Notes and the shares of Common Stock which the Purchaser may acquire pursuant to the Warrants and the Notes are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

(e) The Company understands the nature of the Registrable Securities issuable upon the conversion of each Note and the exercise of each Warrant and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(f) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a Material Adverse Effect or would prohibit or otherwise interfere with the ability of the Company to enter into this Agreement in any material respect.

(g) The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full conversion of each Note and exercise of the Warrants.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) No Piggyback on Registrations. Except as and to the extent set forth on Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 7(d), a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Ave., Suite 350
Tampa, Florida 33606
Attention: Chief Financial Officer
Facsimile: 813-258-1659

with a copy to:	Alan Pearce fax 941-308-4400 and Sam Duffey 941-918-2841

If to a Purchaser:	To the address set forth under such Purchaser name on the signature pages hereto.

If to any other Person who is
then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Notes and the Securities Purchase Agreement.

(h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i) Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Purchaser, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Purchaser and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Purchaser from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Purchaser. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(g) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Purchaser and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Securities Purchase Agreement, any Related Agreement, the Security Agreement or any other Ancillary Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’ Donnell, Jr.
Name:	Francis E. O’ Donnell, Jr.
Title:	CEO

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

Address for Notices:

825 Third Avenue, 14th Floor
New York, New York 10022
Attention: John Tucker, Esq.
Facsimile: 212-541-4434

EXHIBIT A

                    , 200

Wachovia Equity Services

1525 West W.T. Harris Blvd. (3C3)

Charlotte, North Carolina 28288

Attn:

Tel: (800) 829-8432

Re:	Accentia Biopharmaceuticals, Inc. Registration Statement on Form [S-3]

Ladies and Gentlemen:

As in-house counsel to Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), I have been requested to render my opinion to you in connection with the resale by the individuals or entities listed on Schedule A attached hereto (the “Selling Stockholders”), of an aggregate of              shares (the “Shares”) of the Company’s Common Stock.

A Registration Statement on Form [S-3] under the Securities Act of 1933, as amended (the “Act”), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. I understand that the Shares are to be offered and sold in the manner described in the Prospectus.

Based upon the foregoing, upon request by the Selling Stockholders at any time while the registration statement remains effective, it is my opinion that the Shares have been registered for resale under the Act and new certificates evidencing the Shares upon their transfer or re-registration by the Selling Stockholders may be issued without restrictive legend. I will advise you if the registration statement is not available or effective at any point in the future.

Very truly yours,

[Company counsel]

Schedule A to Exhibit A

Selling Stockholder	R/N/O	Shares Being Offered

SCHEDULE 7(b)

LAURUS MASTER FUND, LTD.

June 9, 2005

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Ave Suite 350

Tampa, FL 33606

Gentlemen,

Reference is hereby made to that certain Registration Rights Agreement entered into as of April 29, 2005, between Laurus Master Fund, Ltd. (“Laurus”) and Accentia Biopharmaceuticals, Inc. (“Accentia”) (the “Registration Rights Agreement”). All capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement:

Per our discussions, this letter will confirm your interpretation that:

(a) pursuant to terms of the Registration Rights Agreement, if Accentia does not file a Registration Statement on or before the applicable Filing Date or the applicable Registration Statement is not declared effective by the SEC by the applicable Effectiveness Date, subject to the qualification described in clause (b) below, an event of default under the Note or the Registration Rights Agreement will not arise as a direct result thereof; and

(b) the only payment, penalty or liquidated damage imposed upon Accentia as a result of the failure by Accentia to file a Registration Statement on or before the applicable Filing Date and/or the failure by Accentia to cause a Registration Statement to be declared effective by the SEC on or before the applicable Effectiveness Date, shall be the liquidated damages as calculated in accordance with Section 2(a) of the Registration Rights Agreement and payable in cash; for the avoidance of doubt, for each day that any failure by Accentia to file a Registration Statement and/or cause a Registration Statement to be declared effective, in each case within the time frames alluded to above, continues without remedy, such liquidated damages shall accrue at a rate per day equal to one-thirtieth (1/30th) of the product of: (A) the sum of (I) the original principal amount of the Note (as defined in the Securities Purchase Agreement) plus (II) the then outstanding principal amount of the Minimum Borrowing Note (as defined in the Security Agreement) multiplied by (B) 0.02. Such liquidated damages shall accrue and become payable pursuant to the terms and conditions of Section 2(a) of the Registration Rights Agreement and, to the extent Accentia fails to pay to Laurus such liquidated damages when they become so due (or within the applicable grace period related thereto), an Event of Default may arise under the Note. In the event that there exists on any day before a failure by Accentia to file a Registration Statement on or before the applicable Filing Date and the failure by Accentia to cause a Registration Statement to be declared effective by the SEC on or before the applicable Effectiveness Date, “double” liquidated damages shall not accrue as a result thereof and shall only accrue on a basis consistent with the calculation set forth in the second preceding sentence of this clause (b).

Furthermore, the definition of “Filing Date” set forth in Section 1 of the Registration Rights Agreement is hereby amended by (i) deleting the text “ninety (90)” in each instance appearing therein and (ii) inserting the text “one hundred eighty (180)” in lieu thereof in each case.

Other than in respect of the amendment set forth in the immediately preceding sentence, this letter is intended only to memorialize the mutual interpretation of the provisions of the Registration Rights Agreement noted above and does not otherwise amend, modify or supplement any of the Securities Purchase Agreement or the Related Agreements referred to therein.

This letter may not be amended or waived except by an instrument in writing signed by Accetia and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

Sincerely, LAURUS MASTER FUND, LTD.

By:	/S/ EUGENE GRIN
Name: Eugene Grin
Title: Director

Agreed:

Accentia Biopharmaceuticals, Inc.

/s/ James A. McNulty Its: Secretary

LAURUS MASTER FUND, LTD.

Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Ave Suite 350	September 13, 2005
Tampa, FL 33606

Gentlemen,

Reference is hereby made to that certain Registration Rights Agreement entered into as of April 29, 2005, between Laurus Master Fund, Ltd. (“Laurus”) and Accentia Biopharmaceuticals, Inc. (“Accentia”), as amended on June 9, 2005 (as amended, modified or supplemented, the “Registration Rights Agreement”). All capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement: As a result of the Omnibus Amendment and Consent, dated August 16, 2005, between Laurus and Accentia, together with the other agreements contemplated thereby, it is necessary to clarify certain matters and terms under the Registration Rights Agreement. The purposes of this letter (this “Amendment”) is to hereby amend, for retroactive effectiveness as of August 16, 2005, the Registration Rights Agreement as follows:

(a) Section 1 of the Registration Rights Agreement is hereby amended by inserting the following new definitions therein in appropriate alphabetical order:

“Analytica” shall mean The Analytica Group, Inc., a Florida corporation.

“Amendment Date” shall have the same meaning ascribed to the term “Amendment Effective Date” in Section 3 of the Omnibus Amendment and Consent, dated as of August 16, 2005 amongst the Company, Analytica and the Purchaser.

“Minimum Borrowing Note” shall mean each Minimum Borrowing Note, issued by the Company and The Analytica Group, Inc. to the Purchaser pursuant to the terms of the Security Agreement, each as amended, modified and/or supplemented from time to time.

“Note” shall mean the Amended and Restated Secured Convertible Term Note, initially issued by the Company to the Purchaser on April 29, 2005 and amended and restated as of August 16, 2005, in the original principal amount of Ten Million Dollars ($10,000,000), as amended, modified and/or supplemented from time to time.

(b) Section 1 of the Registration Rights Agreement is hereby further amended by deleting the defined terms “Effectiveness Date”, “Filing Date” and “Warrants” apprearing therein and inserting the following new definitions in lieu thereof in appropriate alphabetical order:

“‘Effectiveness Date’ means, (i) with respect to the initial Registration Statement required to be filed in connection with the Note issued on the Amendment Date, the Minimum Borrowing Note (as defined in the Security Agreement) issued on the initial funding date under the Security Agreement and as amended on the Amendment Date, and the Warrants issued on the Amendment Date, a date no later than the earlier to occur of (x) March 25, 2006 and (y) one hundred twenty (180) days following the date of the Initial Public Offering and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.”

“Filing Date” means, with respect to (1) the initial Registration Statement which is required to be filed in connection with the shares of Common Stock issuable upon (A) conversion of the Note, (B) conversion of the Minimum Borrowing Note issued on April 29, 2005 and (C) exercise of all Warrants issued on or prior to the Amendment Date, a date no later than January 25, 2006, (2) the Registration Statement required to be filed in connection with each additional Minimum Borrowing Note funded after the Amendment Date, the date which is thirty (30) days after such funding of such additional Minimum Borrowing Note, but in no event later than the earlier to occur of (x) one hundred eighty (180) days following the date of the Initial Public Offering of Common Stock and (y) August 1, 2006, (3) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of a Warrant issued after the Amendment Date, the date which is thirty (30) days after the issuance of such Warrant, but in no event later than the earlier to occur of (x) one hundred eighty (180) days following the date of the Initial Public Offering of Common Stock and (y) August 1, 2006, and (4) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or the Exercise Price, as the case may be, made pursuant to Section 3.5 of the Note, Section 3.5 of the Minimum Borrowing Notes, Section 4 of the Warrants or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price, as the case may be, but in no event later than the earlier to occur of (x) one hundred eighty (180) days following the date of the Initial Public Offering of Common Stock and August 1, 2006.”

“Warrants” shall mean (i) the Amended and Restated Common Stock Purchase Warrant, issued on April 29, 2005 and amended and restated as of August 16, 2005, by the Company to the Purchaser, (ii) the Common Stock Purchase Warrant, issued on August 16, 2005 by the Company to the Purchaser and (iii) Common Stock purchase warrants issued in connection with the Securities Purchase Agreement and/or Security Agreement, after the Amendment Date, each as amended, modified and/or supplemented from time to time.

(c) Section 2(a) of the Registration Rights Agreement is hereby amended by deleting the third sentence appearing therein and inserting the following new sentence in lieu thereof:

“The Company shall (i) with respect to the Registration Statement required to be filed in connection with the Note, the Minimum Borrowing Note issued on the initial funding date, and the Warrants, use its best efforts to cause such Registration Statement to become effective as provided herein; provided that, such Registration Statement shall be required to remain effective as provided herein notwithstanding the use of best efforts by the Company and (ii) in respect of each other Registration Statement, cause each such Registration Statement to become effective and remain effective as provided herein notwithstanding the use of best efforts by the Company.”

(d) The amendments set forth above shall be effective with retroactive effect from August 16, 2005 on the date when each of Accentia and The Analytica Group, Inc. (“Analytica”) and Laurus shall have executed and each of Accentia and Analytica shall have delivered to Laurus its respective counterpart to this Amendment.

(e) Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to any other document other than the Registration Rights Agreement and each of the Securities Purchase Agreement (as defined in the Registration Rights Agreement), the Related Agreements referred to in the Securities Purchase Agreement, the Security Agreement (as defined in the Registration Rights Agreement) and the Anciallry Agreements referred to in the Security Agreement remain in full force and effect.

(f) Each of Accentia and Analytica hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, all representations, warranties and covenants made by each Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

(g) This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Frank O’Donnell
Name: Frank O’Donnell
Title: Chief Executive Officer

THE ANALYTICA GROUP, INC.

By:	/s/ Stephen Arikian
Name: Stephen Arikian
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Director